Exhibit 23.8

FELDMAN FINANCIAL ADVISORS, INC.

1001 CONNECTICUT AVENUE, NW — SUITE 840

WASHINGTON, DC 20036

202-467-6862 — (FAX) 202-467-6963

May 9, 2014

Board of Trustees

Huntingdon Valley Bank

3501 Masons Mill Road, Suite 401

Huntingdon Valley, Pennsylvania 19006

Members of the Board:

We hereby consent to the use of our firm’s name in the Application for Conversion, and amendments thereto, filed by Huntingdon Valley Bank and HV Bancorp, Inc. with the Federal Deposit Insurance Corporation, the Federal Reserve Board, and the Pennsylvania Department of Banking and Securities. We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by HV Bancorp, Inc. with the Securities and Exchange Commission. Additionally, we consent to the inclusion of, summary of, and reference to our Pro Forma Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of HV Bancorp, Inc.

Sincerely,

FELDMAN FINANCIAL ADVISORS, INC.